Exhibit 99.1

Nightfood Acquires Skytech to Expand Leadership in AI-Driven Hotel Automation

Strategic acquisition enhances Robotics-as-a-Service capabilities and accelerates market penetration across the hotel sector

TARRYTOWN, NY – April 1, 2025 —via IBN — Nightfood Holdings, Inc. (OTCQB: NGTF) (the “Company”), a leading innovator in hospitality automation through robotics and strategic property acquisition, today announces the successful acquisition of Skytech Automated Solutions, Inc., a recognized expert in artificial intelligence (AI)-driven service technologies for the hotel industry.

This transaction follows Nightfood’s recent purchase of Carryout Supplies (S W C Group) and further reinforces the Company’s aggressive expansion strategy to solidify its position at the forefront of hospitality innovation.

Skytech is best known for its Laundry Helper robot, which has been successfully deployed across a growing number of hotel properties. With a proven track record in delivering scalable, AI-powered service automation, Skytech’s technology and expertise align seamlessly with Nightfood’s integrated business model that combines hotel ownership with Robotics-as-a-Service (RaaS) solutions.

“Closing the Skytech acquisition represents a transformative leap forward for Nightfood,” said Jamie Steigerwald, Chairman of Nightfood Holdings. “This strengthens our ability to scale automation across the hospitality industry—addressing key operational pain points such as labor shortages and rising costs. Together with the Carryout Supplies acquisition, we’re building a powerful ecosystem designed to lead the future of hotel automation.”

With Skytech’s smart service technologies now part of the Nightfood platform, the Company can deliver end-to-end automation, from behind-the-scenes robotics like laundry and cleaning to guest-facing solutions that enhance customer experience and operational efficiency.

These combined capabilities are expected to:

●	Accelerate market penetration

●	Drive operational efficiencies across hospitality clients

●	Expand recurring revenue from third-party RaaS clients

Watch for an interview on the Next Big Story YouTube channel (coming soon), where Skytech’s Executive Chair, Ried Floco, will join host Kyle Livingston. In the interview, Floco will discuss Nightfood’s acquisition of Skytech, as well as the combined synergies of both companies to deliver AI-driven RaaS solutions to the future of hospitality.

Nightfood remains committed to disciplined, strategic expansion, continually evaluating opportunities to strengthen its competitive edge and deliver long-term value to shareholders.

About Skytech Automated Solutions, Inc.

Skytech Automated Solutions is a California-based provider of AI-driven robotics and automation technologies for the hospitality industry. Best known for its Laundry Helper robot, Skytech delivers scalable solutions that streamline hotel operations, reduce labor costs, and improve service quality. The company offers a full suite of service robots—ranging from delivery to cleaning—supported by advanced IoT and fleet management systems. Skytech’s mission is to empower hospitality operators with intelligent automation that enhances operational efficiency and elevates the guest experience.

To learn more, visit skytechrobots.com.

About Nightfood Holdings, Inc. (OTCQB: NGTF)

Nightfood Holdings, Inc. is revolutionizing the hospitality industry by combining AI-powered robotics with strategic hotel acquisitions. The Company’s innovative approach uses advanced automation technology to significantly improve hotel efficiency, reduce operating costs, and address labor challenges. With its dual focus on owning hotel properties and offering Robotics-as-a-Service (RaaS), NGTF is strategically positioned to capitalize on the rapidly growing global service robotics market, which is expected to surpass $170 billion by 2030. This integrated business model provides scalable revenue streams and positions NGTF as a leader in hospitality automation.

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and Nightfood Holdings’ expected performance. These statements are subject to risks and uncertainties, and actual results may differ materially from expectations. Investors are encouraged to review the Company’s SEC filings for additional information.

For more information on Nightfood Holdings, Inc. (OTCQB: NGTF), please visit www.nightfoodholdings.com.

Investor & Media Contacts

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Nightfood Holdings, Inc.

Email: ir@nightfoodholdings.com

Media Relations Contact:

Email: media@nightfoodholdings.com

Phone: (866) 261-7778

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